EXHIBIT 4.12


             This Amendment No. 3 is entered into as of August 14, 1995 between Johnson Worldwide Associates, Inc. (the "Company"), Firstar Bank Milwaukee, N.A., M&I Marshall & Ilsley Bank and NBD Bank (each individually, a "Bank" and collectively, "the Banks") and The First National Bank of Chicago as a Bank and as agent for the Banks (the "Agent").

                              W I T N E S S E T H :

             WHEREAS, the Company, the Banks and the Agent are parties to that certain Revolving Loan Agreement dated as of April 2, 1993 (the "Credit Agreement"); and

             WHEREAS, the Company, the Banks and the Agent desire to amend the Credit Agreement to extend the termination date;

             NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

             1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

             2. Amendment of the Credit Agreement. The definition of "Maturity Date" in Section 1.01 of the Credit Agreement is amended by deleting the date contained therein and substituting therefor the date "October 31, 1995".

             3. Effective Date. This Amendment shall become effective as of the date first above written upon execution of this Amendment by the Company, the Banks and the Agent.

             4. Ratification. The Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

             5. Reference to Credit Agreement. From and after the effective date hereof, each reference in the Credit Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement, as amended by this Amendment.

             6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Amendment as of the date first above written.

                                      JOHNSON WORLDWIDE ASSOCIATES,
                                         INC.


                                      By:  _________________________________
                                           Title:    __________________
                                                1326 Willow Road
                                                Sturtevant, Wisconsin  53177


                                      THE FIRST NATIONAL BANK OF
                                         CHICAGO,
                                      Individually and as Agent


                                      By:  _________________________________
                                           Title:    ______________________
                                                One First National Plaza
                                                Chicago, Illinois  60670


                                      FIRSTAR BANK MILWAUKEE, N.A.


                                      By:  _________________________________
                                           Title:    _______________________
                                                777 East Wisconsin Avenue
                                                Milwaukee, Wisconsin  53202


                                      M&I MARSHALL & ILSLEY BANK


                                      By:  _________________________________
                                           Title:    ______________________
                                                770 North Water Street
                                                Milwaukee, Wisconsin  53202


                                      NBD BANK


                                      By:  _________________________________
                                           Title:    ______________________
                                                611 Woodward Avenue
                                                Detroit, Michigan  48226